AMENDMENT AGREEMENT NO. 1 TO THE SALE AND PURCHASE AGREEMENT DATED APRIL “10,” 2004.

This Amendment Agreement to the Sale and Purchase Agreement dated April 10, 2004 (the “Agreement”) is signed on April “12”, 2004 in Almaty, the Republic of Kazakhstan (“Kazakhstan”)

BETWEEN

Batys Petroleum LLP, a legal entity established and existing under the laws of Kazakhstan, located at: 32 Nusupbekov Str., Almaty, Kazakhstan (“Batys LLP”), represented by Mr. Kryuchkov Nikolay Ivanovich, General Director, acting on the basis of the Charter,

Mr. Glushich Victor Petrovich, identity card No. 012489378, issued by the Ministry of Internal Affairs of Kazakhstan on April 24, 2001 (“Mr. Glushich”), acting in person,

collectively referred to as the “Sellers”, on the one side,

AND

Big Sky Energy Atyrau Ltd., a company established and existing under the laws of the Province of Alberta, Canada, having its Head Office located at Suite 1980, 440 – 2 Avenue SW, Calgary, Alberta, Canada  T2P 5E9,  (the “Buyer”), represented by Mr. Telemtayev Maxim Bulatovich, authorized representative, acting on the basis of the Power of Attorney dated April 1, 2004, on the other side.

The Buyer and the Sellers are collectively referred to as the “Parties” and individually as a “Party”.

WHEREAS, the Sellers have entered into the sale and purchase agreement of April 10, 2004, (the “Sale and Purchase Agreement”) with the Buyer to purchase 100% (one hundred percent) of Interest in the Charter Capital of Vector Energy West LLP;

WHEREAS, the capitalized terms and phrases used in this Agreement, shall have the same meaning as in the Sale and Purchase Agreement;

NOW THEREFORE, the Parties hereby agree to amend the Sale and Purchase Agreement as follows:

1.

To revise Clause 4.1 of the Sale and Purchase Agreement as follows:

”The Buyer shall pay to the Sellers the total amount of US$ 4,430,000.00 (four million four hundred and thirty thousand US Dollars) for the Interest by May 15, 2004”.

2.

This Agreement shall enter into force from the moment of its signing by the Parties.

3.

All information and all discussions under this Agreement shall be kept strictly confidential and not disclosed or transferred to state bodies without prior mutual consent of the Parties. In case any tax or other state authorities of Kazakhstan inquire the Parties, the Parties agree to refer to the Sale and Purchase Agreement only without reference to any amendments thereto.

4.

Any amendments to this Agreement shall be made in writing only and signed by duly authorised representatives of the Parties.

5.

All other provisions of the Sale and Purchase Agreement which are not affected by this Agreement, shall remain unchanged.

6.

This Agreement has been signed in 6 (six) original counterparts in Russian and English. All counterparts shall have equal legal force.

IN WITNESS WHEREOF, the Sellers and the Buyer have approved and executed this Agreement on the date first shown above.

The Seller:

/s/ Mr. Kryuchkov Nikolay Ivanovich

(Batys Petroleum LLP corporate seal)

Mr. Kryuchkov Nikolay Ivanovich

General Director of Batys Petroleum LLP

The Seller:

/s/ Mr. Glushich Victor Petrovich

Mr. Glushich Victor Petrovich

The Buyer:

/s/ Mr. Telemtayev Maxim Bulatovich

(Big Sky Energy Atyrau Ltd. corporate seal)

Mr. Telemtayev Maxim Bulatovich

Authorized Representative